UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
[  ]         Preliminary information statement
[  ]          Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]          Definitive information statement

CAPSTONE COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

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Capstone Companies, Inc.
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33440
Telephone: (954) 570-8889

June 6, 2016

INFORMATION STATEMENT

SHAREHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS
Under Regulation 14C and Schedule 14C of the Securities Exchange Act of 1934, as amended

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

Dear Common Stock, $0.0001 par value, Shareholders:

This notice of and information statement (the "Information Statement") of Capstone Companies, Inc., a Florida corporation, (the "Company" or "we," "our" or "us") is filed with the Securities and Exchange Commission, and it will be available for all Shareholders of the Company to read on the Company's web site (www.capstonecompaniesinc.com), and it will be mailed on or about June 6, 2016, to the Shareholders of record, as of May 20, 2016 ("Record Date"), pursuant to Section 14(c) and rules and regulations of the Securities Exchange Act of 1934, as amended, ("Exchange Act"). This Information Statement is circulated to advise the Shareholders of corporate actions already approved and taken without a meeting by written consent of the Shareholders who collectively hold a majority of the voting power of our Common Stock, $0.0001 par value per share, ("Common Stock").  The approved corporate actions are:

1.
Election of the following five nominees of the Company management for election to the Board of Directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2017 annual meeting of Shareholders or other 2017 election of directors:

a. Stewart Wallach;
b. James G. McClinton;
c. Jeffrey Postal;
d. Jeffrey Guzy; and
e. Larry Sloven.

2.	Ratification of the appointment of Mayer Hoffman McCann, P.C. as our public auditor for the fiscal year ending December 31, 2016.

3.
Approval of a proposed reverse stock split of the outstanding shares of the Common Stock at the ratio of 1-for-15 and a corresponding reduction in the number of authorized shares of Common Stock and Preferred Stock (the "Reverse Stock Split").

4.
Approval of a proposed amendment to Article VI of the Company Amended and Restated Articles of Incorporation to provide that the Company's Board of Directors may amend the Articles of Incorporation without shareholder approval to the extent allowed under Florida laws.

5.	Approval of three-year "say on pay" (an advisory, non-binding approval) for the Named Executive Officers of the Company.

SINCE THE REQUIRED MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE APPROVED THE ABOVE CORPORATE ACTIONS, WE ARE NOT SOLICITING YOUR VOTE OR YOUR PROXY WITH REGARD TO THE ABOVE CORPORATE ACTIONS.

The proposed amendment to the Amended and Restated Articles of Incorporation for items 3 and 4 of the corporate actions is set forth in Exhibit A to this Information Statement.

Effectiveness of Corporate Actions.  In accordance with Section 14(c) of the Exchange Act and the underlying rules and regulations of the SEC, the corporate actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement will be mailed to Shareholders, which date should be June 6, 2016. Further, the Reverse Stock Split requires the approval of the Financial Industry Regulatory Authority or "FINRA" and the filing of an amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida to become effective.  The proposed amendment to Article VI of the Amended and Restated Articles of Incorporation also requires the filing an amendment with the Secretary of State of the State of Florida to become effective. The Company filed the application for the Reverse Stock Split with FINRA on May 26, 2016.  The Company anticipates that all of the corporate actions will be effective on or about the close of business on or before July 23, 2016.

Record Date.  Only Shareholders of record at the close of business on May 20, 2016, the "Record Date," are entitled to vote on and notice of the corporate actions disclosed in this Information Statement.

Shareholder Approval. The above corporate actions were approved on May 24, 2016, by written consents representing 385,618,423 shares of Common Stock, or 53.4% of the issued and outstanding shares of Common Stock eligible to vote on these corporate actions (based on 721,989,957 shares of Common Stock being issued and outstanding as of the Record Date).  As such, no shareholders meeting is required to approve the above corporate actions.

Dissenter's Rights. There are no dissenters' rights under Florida law for Shareholders who did not consent to the above corporate actions.

Voting Rights.  Holders of the Common Stock are entitled to one (1) vote per share on all matters presented for Shareholder approval.

Materials. In accordance with the rules and regulations of the SEC, a printed copy of this Information Statement to each Shareholder of record on June 6, 2016.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement Materials to the beneficial owners of the Common Stock and Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials? The Company is sending you this Information Statement to inform you of corporate actions approved by the Company Board of Directors and approved by the written consent of holders of the shares of Common Stock representing more than 50% of the issued and outstanding shares of the Common Stock. You do not need to take any actions in respect of the corporate actions, which consist of the matters set forth above.

Is this a Proxy Statement?  No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

What vote is required to approve each proposed corporate action? Each of the proposed corporate actions requires the approval of Shareholders representing more than 50% of the issued and outstanding shares of Common Stock as of the Record Date.  Written consents representing 385,618,423 shares of Common Stock, or 53.4% (based on 721,989,957 shares of Common Stock being issued and outstanding as of the Record Date)  of the issued and outstanding shares of Common Stock eligible to vote on or consent to these corporate actions were received by the Company and approved all of the matters to be approved. As such, no shareholders meeting is required to approve the above corporate actions. Section 607.0704 of Title XXXVI of Florida Statutes permits approval of corporate actions by written consent of shareholders.

What is the purpose of the proposals?  Under its by-laws and Florida laws, the Company has to periodically elect directors.

We also routinely seek Shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors.

We are effecting a Reverse Stock Split of the Common Stock because:  The Board of Director believes that the Reverse Stock Split may improve the marketability and liquidity of the Common Stock. The large number of shares of Common Stock issued as been cited by prospective market makers as a negative in evaluating supporting or trading in the Company's Common Stock. Further, due to the trading volatility often associated with low-priced stocks, and the cost of handling such stock when compared to the trading revenues derived from such stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Due to brokers' commissions on low-priced stocks generally representing a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Board of Directors has determined the exchange ratio for the Reverse Stock Split will be 1-for-15, whereby one post-reverse stock split share of Common Stock (the "New Shares") is exchanged for 15 pre-reverse stock split shares of Common Stock outstanding immediately prior to the effectiveness of the reverse stock split (the "Old Shares"). In determining the reverse stock split ratio, the Board of Directors considered numerous factors, including:

the historical and projected performance of the Common Stock and volume level before and after the reverse stock split;
the prevailing trading price for the Common Stock and the volume level thereof;
potential devaluation of our market capitalization as a result of the reverse stock split;
prevailing market conditions and general economic and other related conditions prevailing in our industry and in the marketplace generally; and
the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock.

The Board of Director also took into consideration negative factors associated with reverse stock splits in general. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels or lower, which could happen to the Common Stock. The Board of Directors, however, determined that these negative factors were outweighed by the potential benefits.  Based upon the foregoing factors, the Board of Directors determined that the Reverse Stock Split will likely be in the best interests of the Company and its shareholders and the Board of Directors approved the Reverse Stock Split as proposed.

The Board of Directors also considered the impact of differing ratios on the Shareholders before approving the ratio set forth above as the final ratio.

The Company's Board of Directors approved the amendment to Article VI of the Articles of Incorporation in order to save the Company the substantial time and expense of soliciting proxies or written consents and convening special meetings of its shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company's Board of Directors may approve the amendment without shareholder approval.

Why is there no Annual Meeting of Shareholders?  Fewer than 10 Shareholders have sufficient votes to approve or reject any of the proposed corporate actions by written consent.  Florida law allows the Company to approve these proposals by written consent.  As such, holding an annual or special meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions.  A written consent avoids the cost of holding a Shareholders' meeting, which cost is significant for a smaller reporting company like the Company.

What do I do with my stock certificate in respect of the Reverse Stock Split?  Shareholders should see Item 3. Reverse Stock Split below for a discussion of how physical stock certificates and stock holdings held in book form or electronic form will be handled as a result of the Reverse Stock Split.

Who is paying for the preparation and mailing of the Information Statement?  The cost of preparing and mailing the Information Statement will be borne by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing.  The Company estimates the cost of preparing and mailing the Information Statement to be $7,325.

What was the recommendation of the Board of Directors on each of the corporate actions?  The Board of Directors approved and recommended Shareholder approval of all corporate actions.

Will the Trading Symbol of the Common Stock and its CUSIP change?  The trading symbol of the Common Stock is "CAPC."  FINRA will apply a "D" after the trading symbol for a period to indicate a reverse stock split.  The "D" will be dropped in 60 days.  Upon such a time as a Reverse Stock Split is effectuated, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company's equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers.

Does the Reverse Stock Split affect the SEC Reporting Status of the Company or the trading of the Common Stock?  No. After the Reverse Stock Split is effectuated, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  The Common Stock will continue to be quoted on Pink Tier of The OTC Markets Group, Inc.

How are old stock certificates handled in the Reverse Stock Split? When the Reverse Stock Split is effectuated, the old stock certificates are automatically treated as new stock certificates evidencing the post-reverse number of shares of Common Stock.  For information on how old stock certificates are exchanged for new stock certificates, see below: "Item 3. Reverse Stock Split".

What is being delivered to Shareholders (Householding)? Only one Information Statement is being delivered to multiple Shareholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. If multiple stockholders sharing an address have received one copy of the Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notifications to or call our principal executive offices. Additionally, if current Shareholders with a shared address wish to receive a separate copy of this Information Statement, or if the Shareholder received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to Shareholders at the shared address, notification of that request may also be made by mail, email, or telephone call to our principal executive offices as follows: Aimee G. Gaudet, Corporate Secretary, Capstone Companies, Inc., 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, or by sending an email to her at aimee@capstonecompaniesinc.com, Telephone: (954) 252-3440, ext. 313.

In order to save mailing expenses, we incorporate by reference our Form 10-K Annual Report for the fiscal year ended December 31, 2015 and as filed with the U.S. Securities and Exchange Commission or "SEC" on March 23, 2016.  The Form 10-K Annual Report is available at the SEC website at http://www.sec.gov and our website at http://www.capstonecompanies.com.

What do I need to do now? Nothing. These materials are provided to inform you and do not require or request you to do anything. WE ARE NOT ASKING YOU FOR A PROXY, AND WE ARE REQUESTING YOU NOT TO SEND US A PROXY.

CORPORATE ACTIONS

Item 1.                          Election of Directors

On May 17, 2016, the Company's Board of Directors nominated the five directors profiled below to stand for election to the Company's Board of Directors until their successors are elected and assume office in fiscal year 2017.  On May 24, 2016, the Company received sufficient written consents to elect the five nominees to the Company's Board of Directors.  385,618,423 shares of the Common Stock were voted "FOR" each of the nominees, which represents 53.4% of the issued and outstanding shares of Common Stock as of May 24, 2016.   No shares were voted "AGAINST" any of the nominees. The profiles of the directors nominated by the Company's Board of Directors and elected by written consent are:

STEWART WALLACH, age 64,  is the Chief  Executive  Officer and President of the Company since April 23, 2007, a director of the Company  since September 22, 2006,  and the founder and Chief  Executive  Officer and Chairman of the Board of  Capstone  Industries, Inc., a wholly owned subsidiary and principal operating subsidiary of the Company,  since  September 20, 2006.  Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35-year career. Over the past 15 years, Mr. Wallach has been focused on technology-based companies in addition to consumer product businesses, the field in which he has spent most of his career.  Prior to founding Capstone Industries, Inc.,  he sold  Systematic  Marketing,  Inc.,  which  designed, manufactured  and  marketed automotive  consumer products  to mass  markets,  to Sagaz  Industries,  Inc.,  a leader in these categories.  He served as President of Sagaz Industries, Inc. for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded Examsoft Worldwide, Inc. ("Examsoft"), which developed  and delivered  software  technology  solving security   challenges  of  laptop-based   examinations  for  major   educational institutions  and  state  bar  examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr. Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture relationships since the early 1980s.

JAMES "GERRY" MCCLINTON, age 61.  Mr. McClinton was appointed as a director of the Company on February 5, 2008. He is currently the Interim Chief Financial Officer and Chief Operating Officer of the Company and its Capstone Industries, Inc. subsidiary.  His prior work experience is: (a) President of Capstone Industries, Inc. (2005 -2007); (b) General Manager of Capstone Industries, Inc. (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); and (d) Chief Financial Officer, Firedoor Corporation, a national manufacturer of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants ("I.C.M.A."), University of Northern Ireland, Belfast, United Kingdom.

DR. JEFFREY POSTAL, age 59, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the National Football League, Major League Baseball and National Hockey League to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLC, a private investment fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; and Dr. Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

JEFFREY GUZY, age 64, was appointed to the Company's Board of Directors on May 3, 2007.  Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University and an Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in international business development, sales or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., Sprint International, Bell Atlantic Video Services, Loral Cyberstar and FaciliCom International. He serves on the Board of Directors of: Aprize Satellite, which provides global remote monitoring and control, and Leatt Corporation, a Nevada corporation and an SEC reporting company. Mr. Guzy is also an advisor to the MIT Enterprise Forum. Mr. Guzy currently serves as Chief Executive Officer and a Director of Central Oil & Gas Corporation of America, a Florida private corporation engaged in oil production in Alabama, and from time to time provides business development consulting services to companies as a consultant and acts a promoter of other companies.

LARRY SLOVEN, age 66.  Mr. Sloven was appointed as a director on May 3, 2007.  A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years.  He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five-year term as a Director of the American Club in Hong Kong and chaired the Development Committee which was responsible for re-engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Mr. Sloven's company was a product development and purchasing agent for Capstone Companies, Inc., and was the purchasing agent for Dick's Sporting Goods, Inc. chain.  He also helped develop private label hardware and accessory line for now defunct Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc.  (formerly, "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory producing cellular battery packs for AT&T along with the first cellular alkaline battery pack for Duracell.  He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation.  In the mid 1990's, he helped set up a joint venture with Rayovac Corp. and the largest alkaline consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, Inc., and arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

Item 2.  Ratification of Mayer Hoffman & McCann, P.C. as public auditors

The Audit Committee of the Company's Board of Directors recommended appointment of Mayer Hoffman & McCann as public auditors for the fiscal year end as of December 31, 2016 on May 17, 2016 and the Board of Directors approved that appointment on May 17, 2016.

The appointment of Mayer Hoffman McCann P.C. as the public auditors of the Company for fiscal year 2016 was ratified by written consents of Shareholders as of May 24, 2016.  Mayer Hoffman & McCann, P.C. has been the public auditor of the Company since December 9, 2014.  There are no pending disputes between the Company and Mayer Hoffman & McCann, P.C.  Mayer Hoffman & McCann, P.C. is a national accounting firm.  The audit office of Mayer Hoffman & McCann, P.C. for the Company is located at 1675 N. Military Trail 5th Floor, Boca Raton, Florida 33486 (website: http://www.mhmcpa.com).

The following is a summary and description of fees for services for the fiscal years ended December 31, 2015.

Services	2015
Audit Fees	$83,000
Audit-Related Fees	-
Tax Fees	-
All Other Fees	6,050
Total	$89,050

Services

Audit/Taxes/SEC Related Fees.  The fees billed by Mayer Hoffman McCann, P.C. for professional services rendered in connection with the audit of our annual consolidated financial statements for 2015, the review of the consolidated financial statement included in our quarterly reports on Form 10-Q, the review of SEC filings and the review and consent for our other filings for 2015 were approximately $89,050. Mayer Hoffman McCann, PC was not paid any fees for other services to the Company.

Pre-Approval of Non-Audit Services.  The Audit Committee has established a policy governing our use of Mayer Hoffman & McCann, P.C. for non-audit services. Under the policy, management may use Mayer Hoffman & McCann, P.C. for non-audit services that are permitted under the rules and regulations of the Commission, provided that management obtains the Audit Committee's prior written approval before such services are rendered.

Item 3. Reverse Stock Split.  Reverse Stock Split  is of the outstanding shares of the Common Stock at the ratio of 1-for-15 and corresponding reduction of  the number of authorized shares of Common Stock and Preferred Stock.

Effect of the Reverse Stock Split.  After consummation of the Reverse Stock Split, each holder of shares of Common Stock, as of the effective date, estimated by the Company to be on July 23, 2016, of the Reverse Stock Split will become a holder of approximately 1/15TH of the number of shares (rounded up to the next whole share) of Common Stock owned prior to the effective date.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Accounting Matters. The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated par value capital on our balance sheet attributable to the Common Stock will be reduced and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value per share of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.

Effect on Authorized and Outstanding Shares. If approved and implemented, the proposed reverse stock split would cause the Company's issued shares of Common Stock, based on the shares issued and outstanding as of March 31, 2016, to be reduced from 721,989,957 to 48,132,664 shares.  There are no issued shares of Preferred Stock.

The following table represents the shares of the Company immediately prior to and after the Reverse Stock Split:

Common Stock of Company	Prior to Reverse Stock Split	After Reverse Stock Split
Authorized shares of Common Stock	850,000,000	56,666,667
Authorized shares of Preferred Stock	50,000,000	3,333,333
Outstanding shares of Common Stock	721,989,957	48,132,664
Outstanding shares of Common, if Option, Warrants Converted	810,620,345	54,041,357

FOOTNOTES:
(1) This number is approximate, with the actual number of outstanding shares of Common Stock after the Reverse Stock Split dependent on the number of shares that are voided and reimbursed in cash to avoid the issuance of fractional shares.
(2)  Includes 88,630,388 shares reserved for issuance upon the exercise of outstanding warrants, options and conversion of outstanding Common Stock. This number is approximate, with the actual number dependent on the number of fractional shares that are voided and reimbursed in cash to avoid the issuance of fractional shares.

Fractional Shares. We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be rounded up to the next whole share.  The Company is doing this so that it may avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock as a result of the stock split. The shares do not represent separately bargained for consideration.

Effect on Par Value, The Reverse Stock Split will not affect the par value of any class of the Company's capital stock, including the Common Stock, which Common Stock par value will remain at $0.0001 per share.

Potential Odd Lots.  The Reverse Stock Split will result in some Shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Rights. With the exception of the number of shares issued and outstanding as well as authorized, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same.  The Reverse Stock Split will not affect the Preferred Stock, other than reduction of authorized shares, as there are no issued and outstanding shares of Preferred Stock of record.

The liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split and given the percentage of those shares held by members of management of the Company. The Board of Directors does not anticipate, however, that the proposed Reverse Stock Split will reduce the issued shares of Common Stock to the point where any negative effects on the liquidity and marketability of the Common Stock will be long term or significant, especially if the Reverse Stock Split enhances the market price of the Common Stock.  The Board of Directors cautions Shareholders that there can be no assurance that the Reverse Stock Split will enhance liquidity or market price of the Common Stock, especially if the Company does not attain sustain improvement in its business and financial performance. The liquidity and market price of the Common Stock will also continue to be negatively affected by the lack of active or primary market makers and institutional investor support for the Common Stock. The negative factors affecting the trading of the Common Stock could result in no enhancement in the liquidity or price of the public traded shares of the Common Stock.

SEC Reporting.  The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The Reverse Stock Split will not affect the registration of the Common Stock or our reporting status under the Exchange Act.

Exchange of Stock Certificates. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO. Commencing upon the effectiveness of the Reverse Stock Split, each certificate of Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split (estimated to be on Jul 23, 2016), Shareholders may surrender their stock certificates representing shares of Common Stock prior to the Reverse Stock Split in exchange for certificates representing shares of Common Stock after the Reverse Stock Split. HOWEVER, SUCH EXCHANGE IS NOT MANDATORY (except as noted herein when the stock certificate is submitted for transfer or reissuance).  Shareholders may receive a transmittal notice from the stock transfer agent with instructions on how to exchange pre-reverse stock split stock certificates for post-reverse stock split stock certificates. If a Shareholder desires to exchange his, her or its stock certificate, the Shareholder will be responsible for paying the cost thereof.  The transfer agent's charge for exchanging stock certificates is $35 per certificate.  Company intends to use its existing transfer agent, Corporate Stock Transfer, Inc., as exchange agent in effecting the exchange of the certificates following the effectiveness of the Reverse Stock Split.

The following addresses certain issues with treatment of shares of Common Stock prior to and after the Reverse Stock Split is effected.

What do I do if my shares of Common Stock are held in "Street Name"? Upon the implementation of a Reverse Stock Split, the Company intends to treat shares held by Shareholders through and in the name of a bank, broker, custodian or other nominee in the same manner as registered Shareholders whose shares are registered in their respective names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holder's holdings of the Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

What do I do if I am a Registered "Book-Entry" Holder of Common Stock – I do not hold a physical stock certificates? Certain of the Company's registered Shareholders may hold some or all of their shares of Common Stock electronically in book-entry form with the transfer agent.  These Shareholders do not have physical stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse stock split Common Stock, subject to adjustment for treatment of fraction shares.

What do I do if I have a physical stock certificate?  Shareholders holding shares of Common Stock in certificated form may be sent a transmittal letter by the Company's transfer agent after the Reverse Stock Split is effective.  The letter of transmittal will contain instructions on how a Shareholder should surrender his, her or its stock certificate(s) representing shares of the Common Stock to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock.  No new certificates will be issued to a Shareholder until such Shareholder has surrendered all old stock certificates, together with a properly completed and executed letter of transmittal and applicable fee, to the transfer agent (as set forth in the transmittal letter).   Shareholders will then receive a new certificate or certificates representing the number of whole shares that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described herein.  Until surrendered, the Company will deem outstanding old stock certificates held by Shareholders to be cancelled and only to represent the number of whole post-reverse split shares of Common Stock to which these Shareholders are entitled, subject to the treatment of fractional shares.  Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new stock certificates.  In an old stock certificate has a restrictive legend on the back or front, the new certificate will be issued with the same restrictive legends that are on the back or front of the old stock certificate.  The transfer agent charge for exchanging old stock certificates for new stock certificates is $35 per certificate.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities. Proportionate adjustments will be made based on the ratio of the Reverse Stock Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants for, or convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. There are no outstanding options, warrants for, or convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, any shares of Preferred Stock.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company's treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio, subject to the Company's treatment of fractional shares.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Fairness of the Process.  The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated shareholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside appraisal.

The Board of Directors and its agents have received feedback from potential market makers and potential investors from time to time over the past five years that the large number of issued and outstanding shares of Common Stock was one of the negative factors in any evaluation of the Common Stock as an investment.  The other negative factors mentioned were a lack of sustained profitability and growth in the Company's core business lines and the low profit margin of the Company's consumer products. The Reverse Stock Split is part of the Company's efforts to address factors adversely impacting on the Common Stock as an investment. These efforts may not have the desired positive effect on the Common Stock's liquidity, market price or appeal to market makers and institutional investors.  The Reverse Stock Split does not address other factors affecting the market price of the Common Stock, especially the lack of primary market makers or institutional investor support for the publicly traded shares of Common Stock.

Disadvantages of a Reverse Stock Split.   Despite the potential advantages of the Reverse Stock Split, the following possible disadvantages may outweigh the potential advantages of the Reverse Stock Split:

a) The Reverse Stock Split may leave certain Shareholders with one or more "odd lots," which are stock holdings in amounts of less than 100 shares of our Common Stock.  These odd lots may be more difficult to sell than shares of our Common Stock in even multiples of 100.  Brokerage commissions and other costs of transactions in odd lots are or may be generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.
b) The Reverse Stock Split may not enhance the liquidity of or market price of the Common Stock and the market price of the post-reverse stock split Common Stock could fall to current or lower market price levels.
c) The Reverse Stock Split may fail to make the Common Stock a more attractive investment or stock to primary market makers or institutional investors.

Certain Federal Income Tax Consequences.  SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.  THE FOLLOWING IS NOT TAX ADVICE OR LEGAL ADVICE OR FINANCIAL ADVICE. The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable U.S. Treasury Department Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss or predict the consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Stock Split, including whole shares issued in lieu of fractional shares, solely in exchange for the Common Stock held prior to the Reverse Stock Split should not generally result in a recognition of gain or loss to the Shareholders. The adjusted tax basis of a Shareholder in the Common Stock received after the Reverse Stock Split should be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Stock Split exchanged therefore, and the holding period of the Common Stock received after the Reverse Stock Split will include the holding period of the Common Stock held prior to the Reverse Stock Split exchanged therefore. No gain or loss should be recognized by the Company as a result of the Reverse Stock Split. An individual Shareholder's tax consequences could vary significantly from the foregoing.

Effectiveness of the Reverse Stock Split. The Company anticipates that the Reverse Stock Split will be effective by July 23, 2016. The Company must first notify the FINRA of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form ("FINRA Notice") no later than 10 calendar days prior to the anticipated effective date or record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Securities Exchange Act of 1934. We filed the FINRA Notice on May 26, 2016.  The Company anticipates that the FINRA Notice will take 2 to 4 weeks to process. Further, an amendment to the Amended and Restated Articles of Incorporation of the Company must be filed with the Secretary of State of the State of Florida and, for federal law purposes, 20 days must pass after the mailing of this Information Statement.  The Company must also file this Information Statement with the Commission.

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the Reverse Stock Split entails various risks and uncertainties, including but not limited to the following.  The Company may be unable to foresee all risk factors pertinent to the Reverse Stock Split and the following is not an exhaustive listing of all possible risk factors.

There can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After the Reverse Stock Split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split.

There can be no assurance that the Reverse Stock Split will result in a per shares price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the trading liquidity of the Common Stock may not improve.

The reduced number of shares that would be outstanding after the Reverse Stock Split could adversely affect the liquidity of the Common Stock.

The Reverse Stock Split may have no beneficial impact on the Common Stock or its trading, or its appeal to investors or primary market makers.

Item 4.   Amend Article VI of the Company Articles of Incorporation to provide that the Company's Board of Directors may amend the Articles of Incorporation for certain provisions without shareholder approval to the extent allowed under Florida law.

Description of the Amendment.  Under Article VI of the Amended and Restated Articles of Incorporation, the Company presently reserves to its Shareholders the right to amend or repeal the Articles of Incorporation. The amendment to Article VI of the Articles of Incorporation ("Amendment") provides that the Company's Board of Directors may approve certain amendments to the Articles of Incorporation without shareholder approval in those limited circumstances permitted by Florida law. In most circumstances, however, amendments to the Articles of Incorporation will continue to require shareholder approval. The form of the Amendment is:

Article VI:  Except as otherwise specifically provided in these Amended and Restated Articles of Incorporation, this Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Florida.

Reasons for the Amendment.  The Company's Board of Directors unanimously approved the Amendment and has authorized the Company officers to take all actions necessary to cause the Amendment to become effective, including the filing of the Amendment with the Florida Department of State and obtaining Shareholder approval by written consent.  The Amendment was approved by Shareholders' written consents, representing 53.4% of the votes entitled to vote on the matter, on May 24, 2016.  The Company's Board of Directors approved the Amendment in order to save the Company the substantial time and expense of soliciting proxies and convening special meetings of its Shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company's Board of Directors may approve the amendment without shareholder approval.

Section 607.10025 of the Florida Business Corporation Act, or Florida Business Corporation Act, provides that "unless the articles of incorporation provide otherwise, a division or combination of stock may be effected solely by the action of the board of directors." Florida law also permits a board of directors to amend their company's articles of incorporation without shareholder approval in other limited circumstances, including: (i) to change the par value for a class or series of shares; (ii) to delete the authorization for a class or series of shares if the terms of such class or series may be determined by the board of directors and no shares of such class or series are issued; (iii) to make certain immaterial changes to the corporation's name, including substituting the word "Incorporated" for "Inc." or adding a geographical attribution to the corporation's name; (iv) to delete information contained in the Articles of Incorporation that is solely of historical interest, including the name and address of the initial registered agent or registered office of the corporation, if a statement of change is on file with the Secretary of State of the State of Florida; or (v) to provide that, if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or canceled by the corporation.

Item 5.   Approval, on an advisory basis, of compensation of the Named Executive Officers

The Company received sufficient written consents from Shareholders on May 24, 2016, to approve on an advisory and non-binding basis the proposed compensation of the senior officers of the Company, or the "Named Executive Officers", who are Stewart Wallach, the Company's Chief Executive Officer, and James McClinton, the Company's Chief Financial Officer.  This is the so called "say on pay" approval.

The Company's shareholders are given the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company's Named Executive Officers as disclosed in this information statement in accordance with the SEC's rules. At the 2013 Annual Meeting, the shareholders voted, on an advisory basis, to approve on an advisory basis the compensation of the Company's Named Executive Officers and the Company determined to present such matter for vote every three years. Pursuant to the Exchange Act, the Company presented the following "say on pay" proposal for Shareholder approval of the Company's compensation program for Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, by consenting for or against the resolution set out below:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby APPROVED for fiscal year 2016."

As described in the "Executive Compensation" section below, the Company's executive compensation programs are designed to attract, motivate and retain talented executives. These programs are structured to create an alignment of interests between the Company's executives and shareholders. The Board of Directors and its Compensation and Nominating Committee ("CNC") are tasked with developing and evaluating the executive compensation programs and to adopt any needed changes to reflect the competitive market in which the Company competes for talent.  This program also has to take into account general economic, regulatory and legislative developments affecting executive compensation.

The CNC will emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term Shareholders. The Company believes its executive compensation programs are appropriately designed and work to ensure that management's interests are closely aligned with Shareholders' interests to create long-term value.

The shareholdings of our directors and officers are listed below in "VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

DESCRIPTION OF SECURITIES

Description of Common Stock. Number of Authorized and Outstanding Shares. Pending the effectiveness of the the Reverse Stock Split, our Amended and Restated Articles of Incorporation currently authorizes the issuance of 850,000,000 shares of Common Stock, par value $0.0001 per share and 50,000,000 shares of serial Preferred Stock. As of May 20, 2016, 721,989,957 shares of our Common Stock were issued and outstanding and no shares of record of the Preferred Stock are issued. All of the outstanding shares of Common Stock are fully paid and non-assessable. Following the effectiveness of the Reverse Stock Split, our Amended and Restated Articles of Incorporation will authorize 56,666,667 shares of Common Stock, par value $0.0001 per share, and 48,132,664 shares of our Common Stock will be issued and outstanding.

Voting Rights. The holders of the Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the Shareholders and do not have any cumulative voting rights.

Dividends. Holders of the Common Stock are entitled to receive proportionally any dividends declared by the Board of Directors.

Liquidation. In the event of our liquidation or dissolution, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Rights and Preferences. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, Telephone: (303) 282-4800.  Website is http://corporatestock.com.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Each share of Common Stock of the Company as of May 20, 2016, that are issued and outstanding enjoys one vote on all matters presented for their vote.  The table below sets forth, as of May 20, 2016, ("Record Date"), certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. There were 721,989,957 shares of Common Stock outstanding on the Record Date.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of May 24, 2016

					ALL OPTION WARRANT SHARES
NAME, ADDRESS & TITLE	STOCK OWNERSHIP	PERCENTAGE OF STOCK OWNERSHIP	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	VESTED	EXPIRED	NOT VESTED

Stewart Wallach, CEO, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442	147,618,822	20.4%	172,116,861	21.2%	24,498,039	0	0
Gerry McClinton, CFO, & Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442	504,949	0.1%	32,754,949	4.0%	32,250,000	0	0
Jeff Postal, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442	128,381,748	17.8%	133,881,748	16.5%	5,500,000	1,000,000	1,500,000
Aimee C. Gaudet, Secretary, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442	0	0.0%	300,000	0.0%	300,000	0	150,000
Jeff Guzy, Director, 3130 19th Street North, Arlington, VA 22201	832,000	0.1%	6,832,000	0.8%	6,000,000	1,500,000	1,500,000
Larry Sloven, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442	792,000	0.1%	2,792,000	0.3%	2,000,000	1,000,000	0

ALL OFFICERS & DIRECTORS AS A GROUP	278,129,519	38.5%	348,677,558	43.0%	70,548,039	3,500,000	3,150,000

PRINCIPAL SHAREHOLDERS

Involve, LLC c/o Michael Harris, Esq.; Nason, Yeager, Gerson, White & Lioce, PA, 1645 Palm Beach Lakes Blvd. 12th Floor, WPB, FL 33401	67,979,425	9.4%	67,979,425	8.4%	0	0	0

SUBTOTAL PRINCIPAL SHAREHOLDERS	67,979,425	9.4%	67,979,425	8.4%	0	0	0

TOTAL	346,108,944	47.9%	416,656,983	51.4%	70,548,039	3,500,000	3,150,000

EXECUTIVE COMPENSATION

Set forth below is the approved compensation of each officer for fiscal years 2016, 2015, 2014, 2013, 2012, 2011, 2010 and 2009.  Each of the officers served as a director of the Company in fiscal year 2015 and in 2016 to date, but they were not compensated for director service.

Name & Principal Position	Year	Salary $	Bonus $	Stock Awards $	Non-Equity Incentives $	All Others $	TOTAL

Stewart Wallach, Chief Executive Officer
2015		$287,163	$-	$-	$-	$-	$287,163
2014		$287,163	$-	$-	$-	$-	$287,163
2013		$287,163	$-	$-	$-	$-	$287,163
2012		$273,488	$-	$-	$-	$-	$273,488
2011		$180,000	$-	$-	$-	$-	$180,000
2010		$186,923	$-	$-	$-	$-	$186,923
2009		$236,250	$-	$-	$-	$-	$236,250

James G. McClinton, Chief Financial Officer & COO
2015		$191,442	$-	$-	$-	$-	$191,442
2014		$191,442	$-	$-	$-	$-	$191,442
2013		$191,442	$-	$-	$-	$-	$191,442
2012		$182,325	$-	$-	$-	$-	$182,325
2011		$146,250	$-	$-	$-	$-	$146,250
2010		$124,615	$-	$-	$-	$-	$124,615
2009		$157,500	$-	$-	$-	$-	$157,500

Executive Compensation Philosophy, Strategy and Objectives.  The principal objectives of our senior officer compensation are to attract, motivate and retain the services of qualified officers who can lead the Company to achieve its business goals and enhance public shareholder value.  The Company's business goals are to achieve consistent profitability in operations and attain long-term profitability.  Our approach is based on the following compensation philosophies:

1.   Align Shareholder and Officer Interests: Besides a base salary sufficient to attract qualified personnel, we provide non-qualified, long term stock options to tie the interest to our officers with the interests of the Shareholders in a long-term profitability of the Company.

2.  Performance Bases Compensation: Our grant of options and stock are designed to reward and encourage officers to achieve Company goals in financial and business performance.

Competitive Market

We have one Independent Director, being Jeffrey Guzy, and also professional advisors who check the compensation level of other microcap companies in consumer goods from time to time to ensure that our compensation levels are within a reasonable.  In 2016, we did benchmark compensation. Previously, compensation was last benchmarked in 2014.  The Independent Director and outside legal counsel reviewed compensation of executives at several peer companies holding equivalent positions or having similar responsibilities as our senior officers.  The peer companies utilized in the 2016 analysis were engaged in some segment of consumer goods and were microcap companies, some having less or greater resources and operating income than our company.

The companies used for the 2016 benchmark were:

Energie Holdings, Inc.
Cyalume Technologies Holdings, Inc.
Evolucia, Inc.
Leatt Corp.
Lighting Science Group, Inc.
Safety Quick Lighting & Fans Corp.
Xenonics Holdings, Inc.

We use peer group and available survey data to analyze our executive compensation (overall, base salary, annual bonus and long-term incentives) relative to the 50th percentile, or median, of the benchmark data.  While we use the data to ensure competitiveness and reasonableness, we do not rely solely or primarily on benchmarking in establishing executive compensation levels.  Variations in the actual compensation we set may be based on achievement of short-term and long-term goals, the competitive environment, talent and level or responsibility of each senior officer.

The Company intends to conduct a benchmark survey of executive compensation in May 2017.

Role of the Compensation and Nominating Committee. The Compensation and Nominating Committee or "CNC" operates independently of management and currently consists of the sole Independent Director, Jeffrey Guzy, who is independent under applicable SEC standards and is an "Outside Director" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and Dr. Jeffrey Postal.  The CNC receives recommendations from our Chief Executive Officer regarding the compensation of the senior officers (other than the Chief Executive Officer).

The CNC is responsible for establishing and implementing our executive compensation plans as well as continually monitoring adherence to and effectiveness of those plans, including:

·            reviewing the structure and competitiveness of our executive compensation programs to attract and retain superior executive officers, motivate officers to achieve business goals and objectives, and align the interests of executive officers with the long-term interests of our shareholders;
·            reviewing and evaluating annually the performance of officers in light of Company goals and objectives and approving their compensation packages, including base salaries (if at issue or in consideration), long-term incentive and stock based compensation and perquisites;
·            monitoring the effectiveness of the Company's sole incentive stock option plan and approving annual financial targets for officers; and
·            determining whether to award incentive bonuses that qualify as "performance-based compensation" for executive officers whose compensation is covered by Code Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met.

Role of Management. The Company believes that it is important to have our Chief Executive Officer's input in the design of compensation programs for his direct reports.  The Chief Executive Officer reviews his direct reports' compensation programs annually with the Committee, evaluating the adequacy relative to the marketplace, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives.  In particular, he considers base salary a critical component of compensation to remain competitive and retain his executives.  All final decisions regarding compensation for the Chief Executive Officer's direct reports listed in the Summary Compensation Table are made by the CNC.  The Chief Executive Officer does not make recommendations with regard to his own compensation.

Role of the Compensation Consultant. While we may consult industry sources on compensation for executives, we have not engaged a consultant to analyze our compensation levels.

Executive Compensation Components.  For 2016, the principal components of compensation for each officer were:

base salary;
annual incentive;
long-term incentive compensation (restricted stock awards); and
perquisites and other benefits.

Our company endeavors to strike an appropriate balance between long-term and current cash compensation.  The current executives are key to the ability of the Company to conduct its business because of their individual experience and relationships in our current business line.  Their compensation reflects their individual value to the ability of the Company to conduct its current business.

Base Salary.  Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which are important considerations in the current competitive industry market. Base salaries provide a stable source of income regardless of stock price performance so that our senior officers can focus on a variety of important business metrics in addition to our stock price.  The reliance on base salary is also necessitated by the relatively flat performance of our Common Stock in the market over the past two years. The annual salaries paid to Company senior officers are set based on the assessment of each executive's overall contribution to the achievement of our business objectives, respective responsibilities, longevity with the Company as well as comparisons to comparable positions in peer group companies as provided periodically by an external market study.

EMPLOYMENT AGREEMENTS

Stewart Wallach, Chief Executive Officer and President. The 2008 employment agreement provides for an annual salary of $225,000 with a minimum annual increase in base salary of 5%.  Mr. Wallach may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights. In 2015, Mr. Wallach was entitled to a base salary of $316,597, however he earned $287,163. In 2014, Mr. Wallach was entitled to a base salary of $301,521, however he earned $287,163. In 2013, Mr. Wallach was entitled and earned a base salary of $287,163. Mr. Wallach was entitled to and earned $273,488 in base salary for fiscal year 2012.  Mr. Wallach was entitled to a base salary of $260,465 for fiscal year 2011; however, his actual base salary in fiscal year 2011 was $180,000 because of a voluntary salary reduction for 2011.  Mr. Wallach was entitled to a base salary of $248,060 for fiscal year 2010; however, his actual base salary in fiscal year 2010 was $186,923 because of a voluntary salary reduction for 2010.

On March 1, 2013, the employment agreements which have a three-year term, have been amended for the second time, to extend the term for an additional 3 years (from February 5, 2013 until February 5, 2016).  These employment agreements can be extended by mutual consent of the parties for up to three (3) additional years.  Previously, on February 1, 2011, the employment agreements for Stewart Wallach and Gerry McClinton were extended to February 5, 2013, unanimously approved by the Board of Directors on February 1, 2011.

On February 5, 2016, the Company entered into a new Employment Agreement with Stewart Wallach, whereby Mr. Wallach will be paid $287,163 per annum in 2016.  As part of the agreement, the base salary will be reviewed annually by the CNC for a potential increase, to at least reflect increases in the cost of living, but only if the Company shows a net profit for the year. The initial term of this new agreement began February 5, 2016 and ends February 5, 2018. The parties may extend the employment period of this agreement by mutual consent with approval of the Company's Board of Directors, but the agreement may not exceed two years in length.

Gerry McClinton, Chief Operating Officer and Chief Financial Officer. The 2008 employment agreement provides for an annual salary of $150,000 with a minimum annual increase in base salary of 5%.  Mr. McClinton may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights. In 2014, Mr. McClinton was entitled to a base salary of $201,014 but earned $191,442. In 2013, Mr. McClinton was entitled to and earned a base salary of $191,442. In 2012, Mr. McClinton was entitled to and earned $182,326. Mr. McClinton was entitled to a base salary of $173,643 in fiscal year 2011; however, his actual base salary in fiscal year 2011 was $146,250 because of a voluntary salary reduction for 2011.  Mr. McClinton was entitled to a base salary of $165,375 in fiscal year 2010; however, his actual base salary in fiscal year 2010 was $124,615 because of a voluntary salary reduction for 2010.

On February 5, 2016, the Company entered into a new Employment Agreement with James McClinton, whereby Mr. McClinton will be paid $191,442 per annum.  As part of the agreement, the base salary will be reviewed annually by the CNC for a potential increase, to at least reflect increases in the cost of living, but only if the Company shows a net profit for the year. The initial term of this new agreement began February 5th, 2016 and ends February 5th, 2018. The parties may extend the employment period of this agreement by mutual consent with approval of the Company's Board of Directors, but the agreement may not exceed one year in length.

Common Provisions in both new Employment Agreements:  The following provisions are contained in each of the above employment agreements:

If the officer's employment is terminated by death or disability or without cause, the Company is obligated to pay to the officer's estate or the officer, as the case may be an amount equal to accrued and unpaid base salary as well as all accrued but unused vacation days through the date of termination. The Company will also pay sum payments equal to (a) the sum of twelve (12) months base salary at the rate the Executive was earning as of the date of termination and (b) the sum of "merit" based bonuses earned by the Executive during the prior calendar year of his termination.  Any payments owed by the Company shall be paid from a normal payroll account on a bi-weekly basis in accordance with the normal payroll policies of the Company. The amount owed by the Company to the Executive, from the effective Termination date, will be payout bi-weekly over the course of the year but at no time will be no more than twenty (26) installments. The Company will also continue to pay the Executive's health and dental insurance benefits for 12 months starting at the Executives date of termination.  If the Executive had family health coverage at the time of termination, the additional family premium obligation would remain theirs and will be reduced against the Executive's severance package. The employment agreements have an anti-competition provision for 18 months after the end of employment.

The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10-K by the Company for fiscal year ended December 31, 2015 (as filed by the Company with the Commission on March 23, 2016).

The following table summarizes option grants during the fiscal year ended December 31, 2015, to each of the executive officers named in the Summary Compensation Table herein.  These grants have exercise periods extending to April 27, 2017.  There were no option grants to officers of the Company in the fiscal year ending December 31, 2015.

OUTSTANDING EQUITY AWARDS FOR YEAR END 2015 TABLE

OPTIONS

NAME	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Stewart Wallach	22,733,333.029		04/27/2017
Stewart Wallach	1,764,706.017		10/01/2017
Gerry McClinton	32,250,000.029		04/27/2017

POLICY REGARDING BOARD ATTENDANCE. Company directors are expected to attend all annual and special board meetings per Company policy.  An attendance rate of less than 75% over any 12-month period is grounds for removal from the Board of Directors.  In fiscal year 2015, all directors attended at least 75% of all board meetings.

DIVERSITY. The Board of Directors does not have a formal policy with respect to board nominee diversity.  In recommending proposed nominees to the full Board of Directors, the CNC is charged with building and maintaining a board of directors that has an ideal mix of talent and experience to achieve our business objectives in the current environment.  The CNC is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.  As a small reporting company, we experience difficulty in finding suitable director nominees who are willing to serve on the Company's Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS. During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.  Section 16(a) of the Exchange  Act requires the Company's  executive  officers and  directors,  and persons who own more than ten percent of a registered class of the Company's equity  securities, to file reports of securities  ownership and changes in such  ownership with the SEC.  Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of such forms furnished to the Company or other written representations, the Company believes that all of Section 16(a) filing requirements were met during fiscal year 2015 by the Company's directors and officers.

ROLE OF THE BOARD OF DIRECTORS IN CORPORATE GOVERNANCE. The Board of Directors is responsible for overseeing the Chief Executive Officer and other senior management in order to assure that such officers are competent and ethical in running the Company on a day-to-day basis and to assure that the long-term interests of the Shareholders are being served by such management.  The directors must take a pro-active focus and approach to their obligation in order to set and enforce standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

Code of Ethics. The Company has adopted a Code of Ethics, which is posted on the Company's Website.  The contents of the Company Website are not incorporated herein by reference and that Website URL provided in this Information Statement is intended to be an inactive textual reference only.

Audit Committee.  The Audit Committee was established in accordance with Exchange Act. It is primarily responsible for overseeing the services performed by the Company's independent public auditors, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The members of the Audit Committee in fiscal year 2015 and in 2016 to date were Jeffrey Guzy and Jeffrey Postal. The Company believes that Mr. Guzy is an independent director and the sole independent director under applicable standards.

Director's Meetings.  The Board of Directors had four official meetings in fiscal year 2015.  During fiscal year 2015 all of the directors attended 75% or more of all meetings of the Board of Directors, which were held during the period of time that such person served on the Board or such committee.

Board Leadership Structure and Board's Role in Risk Oversight.  The Company's Board of Directors endorses the view that one of its primary functions is to protect Shareholders' interests by providing independent oversight of management, including the Chief Executive Officer and Chief Operating Officer (who also holds the Chief Financial Officer position).  The Chief Financial Officer is allowed and encouraged to address the Board of Directors on any issues affecting the Company or its public shareholders.  The Company also allows outside counsel to participate in some of the board meetings in order to provide legal counsel and an outside perspective on corporate governance and risk issues.

Independent Directors. The Board of the Company is currently comprised of five directors, one of whom is an independent director under SEC rules.  The Company has sought unsuccessfully in 2015 to recruit additional qualified independent directors, especially for the Audit Committee.  Company will continue such recruitment efforts from time to time in 2016. Although we have directors and officers' liability insurance, and we believe such coverage is adequate, we also believe that our chronic losses and chronically low public stock market price discourages qualified candidates from serving as independent directors.  This is a problem commonly faced by micro-cap, "penny stock" companies like our company.

Risk Assessment. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success or survival. The Company faces a number of risks, including, without limit:  (1) persistent net losses in consecutive fiscal quarters and years, which losses require outside funding or financing through the sale of our securities or insider loans to the Company (all of which usually dilute our existing shareholders and discourage public investors in investing in our Common Stock); (2) chronically low public stock market price, which hinders our ability to fund and grow our business; (3) reliance on regional and national distributors and retailers to sell  our products in a highly competitive market filled with competitors who possess significantly greater resources and market share than our company; (4) low profit margin consumer goods business as  our primary business line; (5) customary operational risks; (6) lack of a strong brand name for our products in all markets; (7) reliance on key personnel and the lack of key man insurance that pays for replacements; (8) lack of primary markets and lack of institutional support for our publicly traded Common Stock; (9) low market price of our Common Stock hindering our ability to consummate or attract merger and acquisition candidates and customary "penny stock" risks; (10) lack of assets (other than accounts receivable) to attain commercially reasonable financing for operations; and (11) the risks faced by any consumer product company in today's challenging environment.

In 2015, the Common Stock began being quoted on the Pink Tier of The OTC Markets Group, Inc. instead of the QB Tier of The OTC Markets Group, Inc.  The Company believes that the cost of QB Tier quotation when compared to the current liquidity of the Common Stock, the market price and range of market price that the Common Stock trades and the lack of primary market maker and institutional investor support makes the additional cost of QB Tier quotation an unnecessary expense that does not materially enhance shareholder liquidity and share market price appreciation under current circumstances.  The Company will review moving to the QB Tier from time to time and intends to seek quotation of the Common Stock on the QB Tier when circumstances support such an action.

Our senior officers are responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board and other non-officer directors met quarterly on average with management to discuss strategy and the risks facing the Company.  Senior management, each member being also a director, attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and members of the Board work together to provide what is perceived as strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of directors.  Since most of the directors are located in the same area, informal meetings between directors and officers also occur to discuss business risk and appropriate responses.

Jeffrey Postal, a Company director, is responsible for Sarbanes Oxley Act of 2002 compliance.

Director's Minimum Qualifications: The Compensation and Nominating Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must also meet any qualification requirements set forth in Company Bylaws and in any board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the CNC will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
financial regulatory and business experience, knowledge of the operation of public companies and the ability to read and understand financial statements;
familiarity with the Company's market;
personal and professional integrity, honesty and reputation;
the ability to represent the best interests of the shareholders of the Company and the best institution;
the ability to devote sufficient time and energy to the performance of his or her duties and;
Independence under applicable SEC and other regulatory definitions.

The Compensation and Nominating Committee or "CNC" will also consider any other factors it deems relevant.  With respect to nominating an existing director for re-election to the Board of Directors, the CNC will consider and review an existing director's Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process: The process that the CNC follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Compensation and Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, and will consider director candidates recommended by Shareholders, Company legal counsel, Company public auditors in accordance with the policy and procedures set forth above.  The Compensation and Nominating Committee has not used an independent search firm to identify nominees due the cost and probable success recruitment of a director.

In evaluating potential nominees, the CNC determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, which are discussed in more detail above.  If such individual fulfills these criteria, the CNC will conduct a check of the individual's background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Recommendation by Shareholders': It is the policy of the CNC of the Board of Directors of the Company to consider director candidates recommended by Shareholders who appear to be qualified to serve on the Company's Board of Directors.  The CNC may choose not to consider an unsolicited recommendation if no vacancy exists in the Board of Directors and the CNC does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the CNC's resources, the CNC will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Proposal Procedures. To submit a recommendation of a director candidate to the Compensation and Nominating Compensation Committee, care of the Corporate Secretary, at the main office of the Company (as listed on the first page of this Information Statement):

1.	The name of the person recommended as Director candidate;

2.	All information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act;

3.	The written consent of the person being recommended as a Director candidate to being named in the Information Statement as a nominee and to serving as a Director if elected;

4.
The name and address of the Shareholder making the recommendation, as they appear on the Company's books; provided, however, that if the stockholder is not a registered holder of the Company's Common Stock, the Shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company's Common Stock detailing his, her or its ownership of shares of Company's Common Stock; and

5.	A statement disclosing whether such Shareholder is acting with or on behalf of any other person and, if applicable identify of such person.

In order for a director candidate to be considered for nomination at the Company's annual meeting of Shareholders', when and if one is held, or to be considered prior to a written consent vote on director nominees, the recommendation must be received by the CNC by December 31st for an annual meeting or written consent in the following year.

OTHER MATTERS

No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

Stockholder Communications to the Board.  Shareholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the individual Board member or to the Board of Directors at:  Capstone Companies, Inc., 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, Attn: Aimee Gaudet, Secretary. The Company's Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board of Directors. The Company's Secretary will review all communications before forwarding them to the appropriate Board member.

Recent Private Placement of Securities.  None.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2016, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;
2.	any proposed nominee for election as a director of our corporation; and
3.	any associate of affiliate of any of the foregoing persons.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that document or contract filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Securities Exchange Act of 1934). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8K, including the related exhibits, is not incorporated by reference into this Information Statement, unless otherwise stated in the Form 8K.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this Information Statement. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

Forward-Looking Statements.  This Information Statement and the related materials may contain certain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, and financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," or "will," and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required otherwise by applicable laws.

AVAILABLE INFORMATION

The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov, which reports information statements and other information (including this Information Statement) regarding the Company. The Company's SEC filings can also be accessed through the Company's website at https://www.capstone companiesinc.com.  The Company will deliver at no charge and promptly upon written or oral request a separate hardcopy of the Form 10K Annual Report for fiscal year ending December 31, 2015, and this Information Statement if such request is made to the Company at the address or phone number set forth on the first page of this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

By:   /s/Stewart Wallach
Stewart Wallach, Chief Executive Officer, President and Director

June 6, 2016

Exhibit A:  Amendment to Amended and Restated Articles of Incorporation

FORM OF ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CAPSTONE COMPANIES, INC.

Capstone Companies, Inc., a Florida profit corporation, (the "Company") hereby certifies that this amendment was duly adopted by Company's Board of Directors and holders of the Company's Common Stock, $0.0001 par value per share, in accordance with the applicable provisions of Section 607.1006 of the Florida Business Corporation Act of the State of Florida.  The Company's Board of Directors approved this amendment to the Amended and Restated Articles of Incorporation on May 17, 2016 and the shareholders of the Company Common Stock, $0.0001 par value per share, of the Company as of the record date of May 20, 2016, approved this Amendment on May ___, 2016.

The Amended and Restated Articles of Incorporation, as amended, ("Articles") of Capstone Companies, Inc., a Florida corporation (the "Corporation"), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendment is set forth as follows:

1.              Article IV, Section 1 of the Articles is hereby amended and hereafter restated in its entirety by the following:

Article IV: AUTHORIZED SHARES

Section 1. Authorized Shares.

1.1                          Authorized Shares. The maximum number of shares which the Corporation is authorized to issue is ____________________________ shares, of which ___________ shares shall be Common Stock par value $0.0001 per share (the "Common Stock"), and 100,000,000 shares of Preferred Stock (the "Preferred Stock").

1.2            Reverse Stock Split.   Effective ____ __.m., Eastern Time, on July __, 2016, ("Effective Date") each fifteen (15) shares of Common Stock of the Company ("Old Common Stock") issued and outstanding shall be automatically combined, reclassified and exchanged into one (1) shares of Common Stock of the Company ("New Common Stock"), without changing the par value of the shares of the Common Stock of the Company (the "Reverse Spilt").

1.3            No Fractional Shares.  No fractional shares of New Common Stock will result from or be issued in connection with the Revere Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled go receive a fractional share as a result of the Reverse Split.

1.4            Each stock certificate that,  immediately prior to the Effective Time, represented shares of the Old Common Stock shall, from and after the Effective Time,  automatically and without the necessity of presenting the same for exchange, represent that number of shares of the New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified; provided, however, that each holder of record of a stock certificate that represented the number of shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified.

2.              Article VI is hereby amended and hereafter restated in its entirety as follows:

Article VI:  Except as otherwise specifically provided in these Articles of Incorporation, this Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida.

The reminder of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of the Company, has executed these Articles of Amendment on this ____ day of _________, 2016.

CAPSTONE COMPANIES, INC.

By: ________________________________________________
Stewart Wallach, Chief Executive Officer